Exhibit 99.1

NEXTEST SYSTEMS CORPORATION

TABLE OF CONTENTS

Page
Condensed Consolidated Financial Statements (Unaudited)

Condensed Consolidated Balance Sheets as of December 29, 2007 and June 30, 2007	2

Condensed Consolidated Statements of Operations for the three and six month periods ended December 29, 2007 and December 23, 2006	3

Condensed Consolidated Statements of Cash Flows for the six month period ended December 29, 2007 and December 23, 2006	4

Notes to the Condensed Consolidated Financial Statements	5

NEXTEST SYSTEMS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par value amount)

(unaudited)

	December 29, 2007	June 30, 2007
ASSETS
Current assets:
Cash and cash equivalents	$76,486	$54,916
Short-term investments	9,736	28,313
Accounts receivable, net of allowance of $90 at December 29, 2007 and June 30, 2007	20,855	5,940
Inventory	19,978	26,019
Deferred tax assets	2,621	2,677
Restricted cash	—	212
Prepaid expenses, taxes and other current assets	7,134	6,154

Total current assets	136,810	124,231
Property and equipment, net	12,685	5,373
Restricted cash	—	5
Deferred tax assets	1,737	1,714
Other assets	433	289

Total assets	151,665	131,612

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,017	$4,920
Accrued liabilities	7,802	5,128
Deferred income	7,389	1,690
Income taxes payable	76	1,265

Total current liabilities	22,284	13,003
Deferred income	375	310
Other liabilities	2,740	809
Income taxes payable, net of current portion	860	—

Total liabilities	26,259	14,122

Commitments and contingencies (Note 10)
Stockholders’ equity:
Preferred Stock: no par value, 10,000 shares authorized, none issued and outstanding	—	—
Common Stock: $0.001 par value; 140,000 shares authorized, 18,074 and 17,860 shares issued and outstanding at December 29, 2007 and June 30, 2007, respectively	18	18
Additional paid-in capital	107,855	105,181
Deferred stock-based compensation	(56)	(122)
Retained earnings	17,589	12,413

Total stockholders’ equity	125,406	117,490

Total liabilities and stockholders’ equity	$151,665	$131,612

The accompanying notes are an integral part of these condensed consolidated financial statements.

NEXTEST SYSTEMS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	December 29, 2007	December 23, 2006	December 29, 2007	December 23, 2006
Net revenue	$32,420	$17,930	$55,402	$44,789
Cost of revenue	15,828	8,198	27,351	20,556

Gross profit	16,592	9,732	28,051	24,233

Operating expenses:
Research and development	3,745	2,213	6,526	4,375
Selling, general and administrative	8,934	5,507	15,662	11,177

Total operating expenses	12,679	7,720	22,188	15,552

Income from operations	3,913	2,012	5,863	8,681
Interest and other income, net	835	802	1,746	1,639

Income before income taxes	4,748	2,814	7,609	10,320
Income tax provision	1,630	599	2,631	3,321

Net income	$3,118	$2,215	$4,978	$6,999

Net income per share:
Basic	$0.17	$0.13	$0.28	$0.40

Diluted	$0.16	$0.12	$0.26	$0.37

Shares used in computing per share amounts:
Basic	17,939	17,588	17,896	17,548
Diluted	19,079	18,692	18,986	18,700

The accompanying notes are an integral part of these condensed consolidated financial statements.

NEXTEST SYSTEMS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended
	December 29, 2007	December 23, 2006
Cash flows from operating activities:
Net income	$4,978	$6,999
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,035	740
Provision for inventory	2,066	459
Stock-based compensation	1,426	734
Deferred tax provision	33	109
Tax benefits from stock-based compensation plans	41	349
Excess tax benefits from stock-based compensation plans	(511)	(321)
Changes in assets and liabilities:
Accounts receivable	(14,915)	2,182
Inventory	3,574	(118)
Prepaid expenses, taxes and other current assets	(942)	(1,193)
Other assets	(144)	(18)
Accounts payable	1,938	(412)
Accrued liabilities	2,243	(1,486)
Deferred income	5,764	(3,707)
Income tax payable	334	7

Net cash provided by operating activities	6,920	4,324

Cash flows from investing activities:
Purchase of property and equipment	(5,437)	(361)
Sale of property and equipment	17	18
Purchases of available-for-sale securities	(15,530)	(32,071)
Sales and maturities of available-for-sale securities	34,069	3,230
Changes in restricted cash	212	100

Net cash provided by (used in) investing activities	13,331	(29,084)

Cash flows from financing activities:
Proceeds from exercise of stock options	808	301
Excess tax benefits from stock-based compensation plans	511	321

Net cash provided by financing activities	1,319	622

Net increase (decrease) in cash and cash equivalents	21,570	(24,138)
Cash and cash equivalents at beginning of period	54,916	68,667

Cash and cash equivalents at end of period	$76,486	$44,529

The accompanying notes are an integral part of these condensed consolidated financial statements.

NEXTEST SYSTEMS CORPORATION

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Note 1—The Company

Nextest Systems Corporation (the “Company”) was incorporated in California in November 1997 and reincorporated in Delaware in March 2006. The Company is engaged in the design, development, manufacturing, sale and service of automatic test equipment (“ATE”) for the semiconductor industry.

The Company’s fiscal year is the 52 or 53 weeks ending on the last Saturday in June. Fiscal 2008 and fiscal 2007 are 52 and 53 week fiscal years, respectively. The periods for the three and six months ended December 29, 2007 and December 23, 2006 included 13 and 26 weeks, respectively.

Note 2—Basis of Presentation

The accompanying condensed consolidated financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States (“US GAAP”) have been condensed or omitted pursuant to such rules and regulations. The June 30, 2007 consolidated balance sheet was derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States of America. However, the Company believes that the disclosures are adequate to make the information presented not misleading. These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and the notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007.

In the opinion of management, the accompanying condensed consolidated financial statements contain all normal and recurring adjustments necessary, including adjustments resulting from the adoption of Financial Accounting Standards Board (the “FASB”) Financial Interpretation 48, “Accounting for Income Tax Uncertainties” (“FIN 48”) as discussed in “Note 11—Income Taxes”, for a fair statement of financial position, results of operations and cash flows for the periods indicated.

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities (including inventory valuation, accounts receivable valuation, accrued warranty, income taxes and estimated fair values of stock options) and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of net revenue and expenses during the reporting period. Actual results could differ from those estimates.

Note 3—Recent Accounting Pronouncements

In July 2006, the Financial Accounting Standards Board (the “FASB”) issued FIN 48. FIN 48 defines the threshold for recognizing the benefits of tax return positions in the financial statements as “more-likely-than-not” to be sustained by the taxing authority. FIN 48 provides guidance on the recognition, measurement and classification of income tax uncertainties, along with any related interest and penalties. FIN 48 also includes guidance concerning accounting for income tax uncertainties in interim periods

NEXTEST SYSTEMS CORPORATION

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

(unaudited)

and increases the level of disclosures associated with any recorded income tax uncertainties. In May 2007, the FASB issued FASB Statement of Position FIN No. 48-1, Definition of “Settlement” in FASB Interpretation No. 48 (“FSP FIN No. 48-1”). FSP FIN No. 48-1 provides guidance on how a company should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits. The Company adopted the provisions of FIN 48 on July 1, 2007, the first day of its 2008 fiscal year. The effect of the adoption of FIN 48 on the Company’s condensed consolidated balance sheet is summarized in “Note 11—Income Taxes”.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“SFAS No. 157”), which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The provisions of SFAS No. 157 are effective for the Company as of July 1, 2008.

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 141(R), “Business Combinations” (“SFAS No. 141(R)”). This Statement replaces FASB Statement No. 141, “Business Combinations.” SFAS No. 141(R) establishes new principles and requirements for how an acquiring company 1) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree, 2) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase, and 3) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS No. 141 (R) is effective for business combinations occurring on or after the beginning of the fiscal year beginning on or after December 15, 2008.

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities,” (“SFAS No. 159”), —including an amendment of Statement of Financial Accounting Standards No. 115 (“SFAS No. 115”). SFAS No. 159 allows companies to choose, at specified election dates, to measure eligible financial assets and liabilities at fair value that are not otherwise required to be measured at fair value. Unrealized gains and losses shall be reported on items for which the fair value option has been elected in earnings at each subsequent reporting date. SFAS No. 159 also establishes presentation and disclosure requirements. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007.

In March 2008, the FASB issued Statement of Financial Accounting Standards No. 161, “Disclosures about Derivative Instruments and Hedging Activities” (SFAS No. 161), an amendment of FASB Statement No. 133. “Accounting for Derivative Instruments and Hedging Activities”. SFAS No. 161 expands the current disclosure requirements of SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” such that entities must now provide enhanced disclosures on a quarterly basis regarding how and why the entity uses derivatives; how derivatives and related hedged items are accounted for under SFAS No. 133 and how derivatives and related hedged items affect the entity’s financial position, performance and cash flow. SFAS No. 161 is effective prospectively for periods beginning on or after November 15, 2008.

In April 2008, the FASB issued Staff Position No.142-3 (FSP No. 142-3), “Determination of the Useful Life of Intangible Assets”. This FSP amends the guidance in FASB Statement No. 142 ,”Goodwill and Other Intangible Assets”, about estimating useful lives of recognized intangible assets and requires additional disclosures related to renewing or extending the terms of a recognized intangible asset. In estimating the useful life of a recognized intangible asset, the FSP requires companies to consider their historical experience in renewing or extending similar arrangements together with the asset’s intended use, regardless of whether the arrangements have explicit renewal or extension provisions. The FSP is effective for fiscal years beginning after December 15, 2008 and is to be applied prospectively to intangible assets acquired after the effective date.

Note 4—Short-term Investments

The Company classifies marketable securities with remaining maturities at the time of purchase of greater than 90 days as short-term investments as these investments are deemed to be available for use in current operations as needed. Marketable securities consist of municipal debt and auction-rate securities that are classified as available-for-sale and are reported at fair value in accordance with SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities” with net unrealized gains and losses reported within stockholders’ equity. Such unrealized gains and losses at December 29, 2007 and December 23, 2006 were immaterial. Realized gains or losses on the sale or maturity of securities are determined based on specific identification and are included in interest and other income, net in the condensed consolidated statement of operations. As of December 29, 2007, short-term investments consisted of auction rate and municipal debt securities which when purchased had contractual maturity dates of greater than 90 days.

NEXTEST SYSTEMS CORPORATION

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

(unaudited)

Note 5—Concentration of Credit Risk

Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash, cash equivalents, short-term investments and accounts receivable. The Company’s cash equivalents and short-term investments are maintained with high-quality financial institutions. Deposits held with financial institutions may exceed the amount of insurance provided on such deposits. The Company’s accounts receivable are derived from U.S. dollar denominated revenue earned from customers located primarily in North America, Europe and Asia. The Company performs on-going credit evaluations of its customers’ financial condition. While the Company generally does not require collateral, in certain circumstances it may require a customer to provide an irrevocable letter of credit and/or a significant cash deposit prior to shipment. The Company assesses collectibility of its accounts receivable and provides a valuation allowance for its estimate of uncollectible amounts. The Company did not have significant provisions, write-offs or recoveries during the three months and six months ended December 29, 2007 or the three and six months ended December 23, 2006.

The following table sets forth sales to customers comprising 10% or more of the Company’s net revenue for the periods indicated:

	Three Months Ended		Six Months Ended
Customer	December 29, 2007	December 23, 2006	December 29, 2007	December 23, 2006
HiSem Co. Ltd	30%	*	17%	*
SanDisk	17%	38%	24%	31%
United Test and Assembly (UTAC)	11%	*	*	*
STMicroelectronics	10%	*	*	*
Samsung	10%	12%	17%	19%
Atmel	*	*	*	13%

* Less than 10% of net revenue in the period.

The following table sets forth accounts receivable from customers comprising 10% or more of the Company’s total accounts receivable balance at the period ends indicated:

Customer	December 29, 2007	June 30, 2007
SanDisk	16%	11%
Amkor Technology	11%	*
United Test and Assembly (UTAC)	*	31%
Dallas Semiconductor Corporation	*	12%

* Less than 10% of total accounts receivable balance at period end.

Note 6—Balance Sheet Components

(in thousands)	December 29, 2007	June 30, 2007
Inventory:
Raw materials	$12,227	$15,590
Work-in-progress	3,012	1,825
Inventory held at customers	2,398	2,277
Field service inventory	1,772	1,853
Finished goods	569	4,474

	$19,978	$26,019

NEXTEST SYSTEMS CORPORATION

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

(unaudited)

Inventory provisions for the three months ended December 29, 2007 and December 23, 2006 were $1,617,000 and $215,000, respectively. The benefits resulting from sales of previously written-down inventory for the three months ended December 29, 2007 and December 23, 2006 were $403,000 and $315,000, respectively. Inventory provisions for the six months ended December 29, 2007 and December 23, 2006 were $2,066,000 and $459,000, respectively. The benefits resulting from sales of previously written-down inventory for the six months ended December 29, 2007 and December 23, 2006 were $648,000 and $354,000, respectively.

(in thousands)	December 29, 2007	June 30, 2007
Accrued liabilities:
Payroll and related expenses	$2,675	$1,698
Professional fees	1,497	513
Accrued commissions	874	311
Accrued liability for inventory in transit	594	241
Accrued warranty	464	340
Accrued liability for construction in progress	—	1,173
Other accrued expenses	1,698	852

	$7,802	$5,128

Note 7—Net Income Per Share

Basic net income per share is computed by dividing the net income by the weighted-average common shares outstanding for the period. Diluted net income per share is computed giving effect to all potentially dilutive common stock, including stock options, restricted stock units and unvested restricted common shares subject to repurchase using the treasury stock method. Under the treasury stock method, the Company included the impact of assumed windfall tax benefits as part of the proceeds calculation related to options outstanding prior to the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS No. 123 (R)”).

The following table sets forth the computation of basic and diluted net income per share (in thousands, except per share data):

	Three Months Ended		Six Months Ended
	December 29, 2007	December 23, 2006	December 29, 2007	December 23, 2006
Numerator:
Net income	$3,118	$2,215	$4,978	$6,999

Denominator:
Weighted-average common shares outstanding	17,975	17,622	17,934	17,569
Unvested common shares subject to repurchase	(36)	(34)	(38)	(21)

Basic weighted shares outstanding	17,939	17,588	17,896	17,548

Effect of potential dilutive securities:
Stock options	1,028	1,103	1,008	1,149
Unvested common shares subject to repurchase	9	1	7	3
Unvested restricted stock units	103	—	75	—

Diluted weighted shares outstanding	19,079	18,692	18,986	18,700

Net income per common share—Basic	$0.17	$0.13	$0.28	$0.40

Net income per common share—Diluted	$0.16	$0.12	$0.26	$0.37

NEXTEST SYSTEMS CORPORATION

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

(unaudited)

The following outstanding stock options, unvested restricted stock units, and unvested common shares subject to repurchase were excluded from the computation of diluted net income per share as they would have had an antidilutive effect (in thousands):

	Three Months Ended		Six Months Ended
	December 29, 2007	December 23, 2006	December 29, 2007	December 23, 2006
Unvested common shares subject to repurchase	—	40	—	—
Unvested restricted stock units	—	—	25	—
Stock options	426	330	453	247

Note 8—Stock-based Compensation

During the six months ended December 29, 2007, the Company granted stock options and restricted stock units to employees and non-employee directors. The total number of stock options granted was 20,000 at the weighted average grant date fair value of $8.05. The total number of restricted stock units granted was 23,500 at the weighted average grant date fair value of $12.50.

Note 9—Segment and Geographic Information

The Company operates in one segment: designing, manufacturing and marketing of automated test equipment for the semiconductor industry.

The Company markets its products and related services to customers mainly through a direct sales force. Net revenue is attributed to geographic areas based on the country to which product is shipped or its first “in-use” country, if known. The Company’s net revenue by geographic regions was (in thousands):

	Three Months Ended				Six Months Ended
	December 29, 2007		December 23, 2006		December 29, 2007		December 23, 2006
North America, primarily United States	$1,501	4.6%	$4,702	26.2%	$4,181	7.5%	$12,698	28.4%
Asia/Pacific
Korea	13,039	40.2	3,278	18.3	19,493	35.2	10,973	24.5
Taiwan	3,949	12.2	2,420	13.5	12,901	23.3	6,260	14.0
Thailand	421	1.3	131	0.7	726	1.3	1,390	3.1
People’s Republic of China	6,534	20.2	4,461	24.9	7,350	13.3	8,187	18.3
Philippines	3,171	9.8	1,949	10.9	6,322	11.4	2,288	5.1
Other	3,486	10.7	861	4.8	3,669	6.6	1,014	2.2

Total Asia Pacific	30,600	94.4	13,100	73.1	50,461	91.1	30,112	67.2
Total Europe, Middle East and Africa (EMEA)	319	1.0	128	0.7	760	1.4	1,979	4.4

	$32,420	100.0%	$17,930	100.0%	$55,402	100.0%	$44,789	100.0%

Over 90% of the Company’s long-lived assets are located in the United States.

Note 10—Commitments and Contingencies

Warranty

The Company generally warrants its products against defects, in material, workmanship and non-conformance to the Company’s specification for a period of twelve months. The Company’s warranty provision is based on the Company’s best estimate, considering historical experiences with similar products as well as other assumptions that are considered reasonable under the circumstances. A provision for the estimated cost of warranty is recorded as a cost of revenue and is included in accrued liabilities when the related

NEXTEST SYSTEMS CORPORATION

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

(unaudited)

revenue is recognized. Adjustments are made to such estimates based on actual settlements. Changes in the Company’s warranty provision were as follows (in thousands):

Beginning balance at June 30, 2007	$340
Accrual for warranties issued	408
Settlements made	(284)

Ending balance at December 29, 2007	$464

Beginning balance at June 24, 2006	$635
Accrual for warranties issued	359
Settlements made	(289)

Ending balance at December 23, 2006	$705

Beginning balance at September 29, 2007	$360
Accrual for warranties issued	256
Settlements made	(152)

Ending balance at December 29, 2007	$464

Beginning balance at September 23, 2006	$726
Accrual for warranties issued	140
Settlements made	(161)

Ending balance at December 23, 2006	$705

Contingencies

The Company, as permitted under Delaware law and in accordance with its By-laws, has indemnification obligations to its officers and directors for certain events or occurrences, subject to certain limits, while they were serving at the Company’s request in such capacity. The maximum amount of potential future indemnification is unlimited; however, there have been no claims to date, and the Company has a Director and Officer insurance policy that enables the directors and officers to recover a portion of any future amounts paid. As a result of the insurance policy coverage, the Company believes the fair value of these indemnification agreements is minimal.

The Company’s sales agreements indemnify its customers for any expenses or liability resulting from claimed infringements of patents, trademarks or copyrights of third parties. The terms of these indemnification agreements are generally perpetual any time after execution of the agreement. The maximum amount of potential future indemnification is unlimited. However, to date, the Company has not paid any claims or been required to defend any lawsuits with respect to any claim.

From time to time, the Company may have certain contingent liabilities that arise in the ordinary course of its business activities. The Company accrues contingent liabilities when it is probable that future expenditures will be made and such expenditures can be reasonably estimated. In the opinion of management, there are no pending claims of which the outcome is expected to result in a material adverse effect in the financial position, results of operations or cash flows of the Company.

Line of Credit

Since April 29, 2005, the Company has maintained a $10,000,000 maximum revolving credit facility based on certain qualifying accounts receivable with a financial institution that expires on July 28, 2008, bearing interest at the bank’s prime rate per annum. The agreement, which is collateralized by the assets of the Company, contains a minimum net worth covenant and other restrictions. As of December 29, 2007, there have been no borrowings under the line of credit and the Company was in compliance with the covenant and other restrictions.

Lease Obligation

There were no significant changes to the Company’s operating lease obligations during the three and six months ended December 29, 2007.

NEXTEST SYSTEMS CORPORATION

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

(unaudited)

In October 2007, the Company completed the relocation of its corporate headquarters from 1901 Monterey Road, San Jose, California to 875 Embedded Way, San Jose, California. The Company constructed improvements at the building to prepare the leased premise for its intended use. Per the terms of the lease agreement, the landlord provided a tenant improvement allowance of up to $1.8 million of the construction costs. During the quarter ended September 29, 2007, the Company submitted to the landlord a claim for the total tenant improvement allowance of $1.8 million. This claim was paid on December 28, 2007. As of December 29, 2007, the Company has recorded a deferred rent balance of $1.7 million within other liabilities on its condensed consolidated balance sheet. In accordance with FASB Technical Bulletin No. 88-1, Issues Relating to Accounting for Leases, the deferred rent balance will be amortized as a reduction to lease expense over the term of the lease.

Legal Proceedings

From time to time, the Company may be involved in litigation relating to claims arising out of day-to-day operations. As of December 29, 2007, the Company was not engaged in any legal proceedings that were expected, individually or in the aggregate, to have a material adverse effect on its business, financial condition, results of operations, or cash flows.

Note 11—Income Taxes

Effective July 1, 2007, the Company adopted the provisions of FIN 48. As a result of adopting FIN 48, the Company decreased its income taxes payable by $0.2 million with a corresponding increase to opening retained earnings as of July 1, 2007. The Company also reclassified $0.8 million from current to non-current income taxes payable and $0.4 million was reclassified from current taxes payable to reduce long-term deferred tax assets.

On July 1, 2007, the Company had $1.3 million of unrecognized tax benefits. If recognized, approximately $0.7 million, net of federal benefits, would be recorded as an income tax benefit on the Company’s condensed consolidated statement of income. During the six months ended December 29, 2007, the Company recorded an increase of its unrecognized tax benefits of $0.1 million. The Company anticipates that its total unrecognized tax benefits may change by $0.3 million due to the expiration of statutes of limitations during the next 12 months.

After the adoption of FIN 48, the Company recognizes interest and penalties related to income tax matters as part of the income tax provision. Prior to the adoption of FIN 48, interest and penalties related to income taxes were included in interest and other income, net on the Company’s consolidated income statement. Prior period financial statements were not restated to reflect the change in accounting policy. As of July 1, 2007, the Company had $0.1 million accrued for interest. As of December 29, 2007, the Company had $0.2 million accrued for interest. These accruals are included as components of non-current income taxes payable on the Company’s condensed consolidated balance sheet.

The Company files income tax returns in the United States on a federal basis and in various U.S. state and foreign jurisdictions. The Company may be subject to the examination of its federal income tax returns by the Internal Revenue Service for years 2001 and forward. For the Company’s significant state tax jurisdictions, the Company is subject to routine examination for years 2001 and forward. In addition, any research and development credit carryforwards that were generated in prior years and utilized in these years may also be subject to examination by respective state taxing authorities. Generally, the Company is subject to routine examination for years 2005 and forward in various immaterial foreign tax jurisdictions in which it operates.

NEXTEST SYSTEMS CORPORATION

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

(unaudited)

Note 12—Subsequent Event

On January 24, 2008, Teradyne, Inc. acquired all of the outstanding shares of the Company. Under the terms of the merger agreement, the Company’s stockholders received $20.00 per share in cash. In addition, the Company’s outstanding stock options and restricted stock units were assumed by Teradyne, Inc. and were converted into stock options to purchase, and restricted stock units representing, Teradyne, Inc. common stock.